                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                the Securities Exchange Act of 1934, as amended.

      Filed by the Registrant /X/

      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED
                 BY RULE 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Rule 14a-11(c) or Rule
                 14a-12

                                              AXS-ONE INC.
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------

/ /        Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                                 [LOGO TO COME]

                                  AXS-ONE INC.
                               301 ROUTE 17 NORTH
                          RUTHERFORD, NEW JERSEY 07070

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 JUNE 13, 2001

TO OUR STOCKHOLDERS:

    The annual meeting of stockholders (the "Annual Meeting") of AXS-One Inc. (the "Company") (formerly known as Computron Software, Inc.) will be held at the Renaissance Meadowlands Hotel, 801 Rutherford Avenue, Rutherford, NJ 07070, telephone number (201) 231-3100 on June 13, 2001, at 10:00 a.m. for the following purposes:

    (1) To elect eight directors to serve until the next Annual Meeting or until their respective successors shall have been duly elected and qualified;

    (2) To approve an amendment to the 1998 Stock Option Plan increasing the number of shares subject to options granted under the Plan by 1,500,000 shares, for a total of 3,000,000 shares.

    (3) To transact such other business as may properly come before the Annual Meeting.

    Only stockholders of record at the close of business on May 4, 2001 are entitled to notice of and to vote at the Annual Meeting. A list of stockholders eligible to vote at the meeting will be available for inspection at the meeting and for a period of ten days prior to the meeting during regular business hours at the corporate headquarters at the address above.

    Whether or not you expect to attend the Annual Meeting, your proxy vote is important. To assure your representation at the Annual Meeting, please sign and date the enclosed proxy card and return it promptly in the enclosed envelope, which requires no additional postage if mailed in the United States. A copy of the Company's Annual Report for the year 2000 is enclosed.

                                               By Order of the Board of Directors,

                                               /s/ John A. Rade
                                               John A. Rade
                                               Chief Executive Officer and President

Rutherford, New Jersey
April 25, 2001

                  IT IS IMPORTANT THAT THE ENCLOSED PROXY CARD
                       BE COMPLETED AND RETURNED PROMPTLY

                                  AXS-ONE INC.

               PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

                                 JUNE 13, 2001

    This Proxy Statement is furnished to stockholders of record of AXS-One Inc. (the "Company") (formerly known as Computron Software, Inc.) as of the close of business on May 4, 2001 in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board of Directors" or "Board") for use at the Annual Meeting of Stockholders to be held on June 13, 2001 (the "Annual Meeting").

    Shares cannot be voted at the meeting unless the owner is present in person or by proxy. All properly executed and unrevoked proxies in the accompanying form that are received in time for the meeting will be voted at the meeting or any adjournment thereof in accordance with instructions thereon, or if no instructions are given, will be voted "FOR" the election of the named nominees as Directors of the Company, "FOR" the approval of the amendment to the 1998 Stock Option Plan, and will be voted in accordance with the best judgment of the persons appointed as proxies with respect to other matters which properly come before the Annual Meeting. Any person giving a proxy may revoke it by written notice to the Company at any time prior to exercise of the proxy. In addition, although mere attendance at the Annual Meeting will not revoke the proxy, a stockholder who attends the meeting may withdraw his or her proxy and vote in person. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting. Abstentions will be counted as votes "WITHHELD" with respect to election of directors or "AGAINST" with respect to the amendment to the 1998 Stock Option Plan in tabulations of the votes cast on each of the proposals presented at the Annual Meeting, whereas broker non-votes will not be counted and therefore will not affect the vote with respect to any such proposal.

    The Annual Report of the Company (which does not form a part of the proxy solicitation materials), including the Annual Report on Form 10-K with the financial statements of the Company for the fiscal year ended December 31, 2000, is being distributed concurrently herewith to stockholders. The expense of this proxy solicitation will be borne by the Company. In addition to solicitation by mail, proxies may be solicited in person or by telephone, telegraph or other means by directors or employees of the Company or its subsidiaries without additional compensation. The Company will reimburse brokerage firms and other nominees, custodians and fiduciaries for costs incurred by them in mailing proxy materials to the beneficial owners of shares held of record by such persons.

    The mailing address of the principal executive offices of the Company is 301 Route 17 North, Rutherford, New Jersey 07070. This Proxy Statement and the accompanying form of proxy are being mailed to the stockholders of the Company on or about May 11, 2001.

                               VOTING SECURITIES

    The Company has only one class of voting securities, its common stock, par value $0.01 per share (the "Common Stock"). At the Annual Meeting, each stockholder of record at the close of business on May 4, 2001 will be entitled to one vote for each share of Common Stock owned on that date as to each matter presented at the Annual Meeting. On April 6, 2001 there were 24,784,742 shares of Common Stock outstanding. A list of stockholders eligible to vote at the Annual Meeting will be available for inspection at the Annual Meeting and for a period of ten days prior to the Annual Meeting during regular business hours at the principal executive offices of the Company at the address specified above.

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

    Unless otherwise directed, the persons appointed in the accompanying form of proxy intend to vote at the Annual Meeting for the election of the eight nominees named below as Directors of the Company to serve until the next Annual Meeting or until their successors are duly elected and qualified. If any nominee is unable to be a candidate when the election takes place, the shares represented by valid proxies will be voted in favor of the remaining nominees. The Board of Directors does not currently anticipate that any nominee will be unable to be a candidate for election.

    The Board of Directors currently has eight members, all of whom, other than Mr. Weingarten (who in October 2000 was elected by the Board to fill a vacancy), were elected to the Board of Directors by the stockholders at the 2000 annual stockholders meeting, and all of whom are nominees for election. Each director shall serve until the next Annual Meeting or until their respective successors shall have been duly elected and qualified. The affirmative vote of a majority of the shares of the Company's outstanding Common Stock represented and voting at the Annual Meeting is required to elect the Directors.

NOMINEES FOR ELECTION AS DIRECTORS

    The following information with respect to the principal occupation or employment, other affiliations and business experience of each nominee during the last five years has been furnished to the Company by such nominee. Except as indicated, each of the nominees has had the same principal occupation for the last five years.

    ELIAS TYPALDOS, 50, a founder of the Company, has been Senior Vice President, Research and Development and a director since the Company's formation in 1978, and Chairman of the Board since March 1997.

    JOHN A. RADE, 66, joined the Company as a Director, President and Chief Executive Officer in February 1997. Prior to joining the Company, Mr. Rade, was from April, 1995, a Vice President of American Management Systems, Inc. and was also still active at S-Cubed International (now named Mergence Technology Corporation), a company in the client server system development and consulting market, which he founded in February 1990. Prior to this he held senior management positions with Information Science, Inc., Cap Gemini, and Computer Science Corporation.

    GENNARO VENDOME, 54, a founder of the Company, has been a Vice President and director since the Company's formation in 1978. Mr. Vendome was Treasurer of the Company from 1981 until 1991 and Secretary of the Company from 1982 until 1991.

    ROBERT MIGLIORINO, 51, has been a director since 1991. Mr. Migliorino is a founding partner of the venture capital partnership Canaan Partners, which through its affiliates was until early 2000 a principal stockholder of the Company. Prior to establishing Canaan Partners in 1987, he spent 15 years with General Electric Co. in their Drive Systems, Industrial Control, Power Delivery, Information Services and Venture Capital businesses.

    WILLIAM E. VOGEL, 63, has been a director since August 1996. Since 1971, Mr. Vogel has been Chief Executive Officer of Centennial Financial Group, Inc., which is in the health insurance business. He has also been the Chief Executive Officer of W.S. Vogel Agency, Inc., a life insurance brokerage general agency, since 1961. In November 2000, Mr. Vogel became an employee and Executive Sales Manager for Benefitmall.com.

    EDWIN T. BRONDO, 53, has been a director since May 1997. Mr. Brondo is currently retired. From August 1998 to March 2000 he was Executive Vice President and Chief Financial Officer of e-Vantage Solutions, Inc (formerly called Elligent Consulting Group, Inc.), a technology consulting company. e-Vantage Solutions may be deemed to be an affiliate of the Company by virtue of the relationship of e-Vantage Solutions with a major stockholder of the Company. Mr. Brondo was Chief Administrative Officer and Senior Vice President of First Albany Companies, Inc., an investment banking firm, from June 1993 until December 1997.

    DANIEL H. BURCH, 49, has been a director since October 1999. Mr. Burch is the President and founder of MacKenzie Partners, Inc., a proxy solicitation and mergers and acquisitions firm. From January 1990 to the founding of MacKenzie Partners in February 1992, Mr. Burch was Executive Vice President at Dewe Rogerson & Company, an investor and public relations firm.

    ALLAN WEINGARTEN, 63, has been a director since October 2000.
Mr. Weingarten is currently Senior Vice President, Chief Financial Officer of U.S. Industries, Inc. a manufacturer of home and building products. He is also a director of Programmers Paradise, Inc. From January 2000 to December 2000, he was a Private Investor and Business Consultant for Carl Marks Consulting Group LLC. From June 1997 to December 1999 he was Executive Vice President and Chief Financial Officer of VoCall Communications Corporation. After his retirement in 1995 as a Senior Partner at Ernst & Young, LLP, and until 1997 he was an independent business consultant.

COMMITTEES OF THE BOARD OF DIRECTORS

    The Audit Committee of the Board of Directors reviews, acts on and reports to the Board of Directors with respect to various auditing and accounting matters, including the selection of the Company's auditors, the scope of the annual audits, fees to be paid to the auditors, the performance of the Company's auditors and the accounting practices of the Company. The Audit Committee met five times during 2000. Messrs. Migliorino, Vogel and Brondo were the members of the Audit Committee until July 28, 2000, at which time Messrs. Migliorino and Brondo left the Committee and Mr. Burch joined the Committee. Mr. Weingarten joined the Committee on October 30, 2000.

    The Company's Board of Directors has adopted a written charter for the Audit Committee, a copy of which is attached as an appendix to this Proxy Statement. Messrs. Burch, Vogel and Weingarten, the current members of the Audit Committee, are each independent for purposes of Section 121(A) of the listing standards of the American Stock Exchange, on which the Company's Common Stock is traded.

    The Compensation Committee of the Board of Directors determines the salaries and incentive compensation of the CEO and other senior officers of the Company and administers the Company's stock option plans. The Compensation Committee held one formal meeting during 2000. Messrs. Vogel and Burch were the members of the Compensation Committee until July 28, 2000, at which time they were replaced by Messrs. Migliorino and Brondo.

ATTENDANCE AT BOARD AND COMMITTEE MEETINGS

    During fiscal year 2000, the Board of Directors held ten meetings. Except as noted below, during fiscal year 2000, each incumbent Director attended at least 75% of the number of meetings held of the Board of Directors and Committees on which he served. Mr. Brondo was eligible to attend four Audit Committee meetings and one Compensation Committee meeting during 2000, but was unable to attend two of such Audit Committee meetings. In addition to formal meetings, the Board of Directors and the Audit and Compensation Committees meet frequently on an informal basis.

COMPENSATION OF DIRECTORS

    CASH COMPENSATION. Directors do not receive a fee for attending Board of Directors or committee meetings, but are reimbursed for expenses incurred in connection with performing their respective duties as Directors of the Company.

    STOCK OPTION GRANT. Under the Company's 1998 Stock Option Plan, each non-employee Director first elected or appointed to the Board of Directors after June 1998 will automatically be granted an option for 20,000 shares of Common Stock on the date of his or her election or appointment to the Board of Directors. In addition, at each Annual Meeting of Stockholders commencing with the 1998 meeting, each non-employee director with at least twelve months of service on the Board of Directors who will continue to serve as a non-employee Director following the meeting will automatically be granted an option for 10,000 shares of Common Stock. Each option granted under the automatic grant program will have an exercise price equal to 100% of the fair market value of the Common Stock on the automatic grant date, a maximum term of ten years, subject to earlier termination upon the optionee's cessation of Board of Director service, and will vest in successive equal annual installments on the first four anniversaries of the date of grant. However, each outstanding option will immediately vest upon (i) certain changes in the ownership or control of the Company or (ii) the death or disability of the optionee while serving on the Board of Directors. Pursuant to the automatic option grant program, Messrs. Migliorino, Burch, Vogel and Brondo will each receive a 10,000-share option grant on the date of the Annual Meeting, if such individuals are reelected.

                       EXECUTIVE OFFICERS AND INFORMATION
                    REGARDING EXECUTIVE OFFICER COMPENSATION
                               EXECUTIVE OFFICERS

    The executive officers of the Company as of March 31, 2001 were as follows:

NAME                                          AGE                       POSITION
----                                        --------   ------------------------------------------
John A. Rade..............................     66      President, Chief Executive Officer, and
                                                       Director
Michael R. Jorgensen......................     48      Executive Vice President, North America
Elias Typaldos............................     50      Senior Vice President, Research and
                                                       Development and Chairman of the Board
Gennaro Vendome...........................     54      Vice President and Director
Paul Abel.................................     47      Vice President, Secretary and General
                                                       Counsel
William G. Levering III...................     41      Vice President, Chief Financial Officer
                                                       and Treasurer
Nat Bosco.................................     45      Vice President and General Manager,
                                                       AXSPoint Solutions
Dennis Piccininni.........................     53      President, Tivity

INFORMATION CONCERNING EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

    MICHAEL R. JORGENSEN joined the Company as Executive Vice President and Chief Financial Officer, Treasurer and Secretary in February 1997. Effective March 2, 2001, Mr. Jorgensen became Executive Vice President, North America. Prior to joining the Company, from June 1993 to December 1996, Mr. Jorgensen was Senior Vice President and Chief Financial Officer of Ground Round
Restaurants, Inc., a publicly-held chain of family restaurants. Prior to that, from March 1992, to April 1993, he was Vice President/Finance-Middle East of Alghanim Industries. Mr. Jorgensen was Chief Financial Officer of International Proteins Corporation from May 1988 to September 1991. Prior to 1991,
Mr. Jorgensen served in a senior financial role with several multinational companies in the finance manufacturing and information technology/software industry.

    PAUL ABEL joined the Company in April 1997 as Secretary and Corporate Counsel and was promoted to Vice President, Secretary and General Counsel in June 1998. From October 1996 to March 1997, Mr. Abel served as Project Manager for Charles River Computers, an IT systems integrator. From 1983 to
September 1996, Mr. Abel was an attorney with Matsushita Electric Corporation of America, an electronic products manufacturer/distributor.

    WILLIAM G. LEVERING III joined the Company as Revenue Controller in
June 1996, was promoted to Corporate Controller in February 1997, Vice President, Corporate Controller in July 1998, and became Vice President, Chief Financial Officer and Treasurer on March 2, 2001. Prior to joining the Company, Mr. Levering was a Senior Manager with the international accounting firm of KPMG LLP. Mr. Levering was employed by KPMG LLP from August 1982 to June 1996 and is a Certified Public Accountant.

    NAT BOSCO joined the Company in January 2001 as Vice President and General Manager of the AXSPoint Solutions line of business. From May 2000 to January 2001 Mr. Bosco was a Director at EE21, a recent Internet venture. From April 1998 to April 2000, Mr. Bosco held the position of President at Legacy Consulting, a privately held company. Coopers & Lybrand employed Mr. Bosco from 1992 through 1998, as a managing associate.

    DENNIS W. PICCININNI joined the Company in January 2001. Mr. Piccininni is President of the Tivity line of business. Prior to joining the Company he was the President and CEO of Systemcorp from December 1998 to July of 2000. From 1990 to 1998 Mr. Piccininni was Vice President and General Manager, Americas for ABT Corporation.

                           SUMMARY COMPENSATION TABLE

    The following table sets forth the annual and long-term compensation received for the three fiscal years ended December 31, 2000, by the Company's Chief Executive Officer who served in such capacity in the fiscal year 2000, and the four most highly compensated executive officers of the Company, other than the CEO, whose total compensation during fiscal year 2000 exceeded $100,000 and who were serving as executive officers as of fiscal year ended December 31, 2000 or served during fiscal year 2000 (collectively, the "Named Executive Officers"):

                                                                                              LONG TERM
                                                       ANNUAL COMPENSATION               COMPENSATION AWARDS
                                               -----------------------------------   ----------------------------
                                                                                                       SECURITIES        ALL
                                     FISCAL                          OTHER ANNUAL      RESTRICTED      UNDERLYING       OTHER
NAME AND PRINCIPAL POSITION           YEAR      SALARY     BONUS     COMPENSATION     STOCK AWARDS      OPTIONS     COMPENSATION
---------------------------         --------   --------   --------   -------------   ---------------   ----------   -------------
John A. Rade......................    2000     $300,000   $100,000            --              --              --     $ 18,660(1)
  Chief Executive Officer             1999      275,000    125,000            --              --              --       22,770(1)
  and President                       1998      250,008    100,000            --              --          88,000       20,714(1)

Michael R. Jorgensen..............    2000      190,000     25,000            --              --          50,000       12,473(2)
  Executive Vice President,           1999      180,000     95,000            --              --              --       12,679(2)
  North America *                     1998      165,000     10,000            --              --          72,500       10,774(2)

Elias Typaldos....................    2000      289,224         --            --              --              --       19,611(3)
  Senior Vice President,              1999      289,224         --            --              --              --       18,787(3)
  Research and Development            1998      289,224         --            --              --              --        7,056(3)

William G. Levering III...........    2000      146,417     67,500            --              --          35,000        5,174(4)
  Vice President, Chief Financial     1999      138,333     48,300            --              --              --        4,407(4)
  Officer and Treasurer *             1998      120,000     34,000            --              --              --        4,069(4)

Gennaro Vendome...................    2000      166,920         --      73,204(5)             --              --        8,033(6)
  Vice President                      1999      166,920         --      87,548(5)             --              --        7,842(6)
                                      1998      166,920         --      55,927(5)             --              --        7,842(6)

------------------------------

* See "Information Concerning Executive Officers Who Are Not Directors" for prior positions with the Company held by Messrs. Jorgensen and Levering.

(1) Includes premiums on life and disability insurance and matching contributions to the Company's 401(k) plan of $5,000, $4,800 and $5,250 for 1998, 1999 and 2000, respectively. In addition, 1998 includes $10,800, 1999 includes $9,150 and 2000 includes $9,000 of an auto allowance.

(2) Includes premiums on life and disability insurance and matching contributions to the Company's 401(k) plan of $5,000 for 1998, $4,800 for 1999 and $5,012 for 2000, as well as an auto allowance of $4,800 for 1998, $6,800 for 1999 and $6,600 for 2000.

(3) Includes for 1998, 1999 and 2000, respectively, matching contributions to the Company's 401(k) plan in the amount of $2,000, $2,000 and $4,708, and premiums on life and disability insurance. In addition, the Company provided an automobile to the officer and amounts included in compensation were $0, $11,730 and $9,447 for 1998, 1999 and 2000, respectively.

(4) Includes premiums on life and disability insurance and matching contributions to the Company's 401(K) plan in the amount of $3,600 for 1998, $4,156 for 1999 and $4,676 for 2000.

(5) Includes for 1998, 1999 and 2000 respectively, commissions of $52,002, $85,844 and $71,500 and amounts for auto allowance of $3,925, $1,704 and $1,704.

(6) Includes for 1997, 1998 and 1999 respectively, premiums on life and disability insurance, and matching contributions to the Company's 401(k) plan of $2,000 in 1998, $2,000 in 1999 and $2,191 in 2000.

1995 STOCK OPTION PLAN

    The 1995 Stock Option Plan was adopted by the Board of Directors and approved by the Stockholders in June 1995. The Board of Directors and Stockholders approved certain amendments to the 1995 Stock Option Plan in 1997.

1998 STOCK OPTION PLAN

    The 1998 Stock Option Plan was adopted by the Board of Directors, and approved by the Stockholders in June 1998. See Proposal 2 for a proposed amendment to the 1998 Stock Option Plan.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                             OPTION GRANTS IN FISCAL 2000
                                   --------------------------------------------------------------------------------
                                                                                             POTENTIAL REALIZABLE
                                                                                               VALUE AT ASSUMED
                                    NUMBER OF     PERCENT OF                                 ANNUAL RATES OF STOCK
                                   SECURITIES    TOTAL OPTIONS                              PRICE APPRECIATION FOR
                                   UNDERLYING     GRANTED TO     EXERCISE OR                    OPTION TERM (1)
                                     OPTIONS     EMPLOYEES IN    BASE PRICE    EXPIRATION   -----------------------
NAME                               GRANTED (#)    FISCAL YEAR     ($/SHARE)       DATE         5%          10% ($)
----                               -----------   -------------   -----------   ----------   --------       --------
John A. Rade.....................         --           --              --             --         --             --
Michael R. Jorgensen.............   50,000(2)         2.4%           1.88       10 years    153,116        388,023
Elias Typaldos...................         --           --              --             --         --             --
William G. Levering III..........   10,000(3)         0.5%           2.13       10 years     34,695         87,924
William G. Levering III..........   25,000(2)         1.2%           1.88       10 years     76,558        194,012
Gennaro Vendome..................         --           --              --             --         --             --

--------------------------

(1) The dollar amounts under these columns are the result of calculations at the hypothetical rates of appreciation of 5% and 10% as prescribed by the Securities and Exchange Commission. The Company expresses no opinion regarding whether future appreciation, if any, will be realized and expressly disclaims any representations to that effect.

(2) Options are exercisable twenty-five percent on each anniversary of the original grant date.

(3) Options vest four years from grant date or earlier if certain milestones are met.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

    The following table sets forth certain information with respect to the Named Executive Officers regarding stock option holdings as of December 31, 2000, and stock options exercised during fiscal 2000. No stock appreciation rights were exercised by any Named Executive Officer during fiscal year 2000 and no stock appreciation rights were outstanding as of December 31, 2000.

                                                                  NUMBER OF SECURITIES
                                                                 UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                     SHARES                              OPTIONS                IN-THE-MONEY OPTIONS
                                    ACQUIRED                       AT FISCAL YEAR-END           AT FISCAL YEAR-END(1)
                                    OPTIONS         VALUE      ---------------------------   ---------------------------
NAME                              EXERCISED(#)   REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                              ------------   -----------   -----------   -------------   -----------   -------------
John A. Rade....................         --        $    --       458,667        229,333        $    --        $    --
Michael R. Jorgensen............         --             --       162,708        109,792             --             --
Elias Typaldos..................         --             --            --             --             --             --
William G. Levering III.........     25,000        101,250        12,500         47,500             --             --
Gennaro Vendome.................         --             --            --             --             --             --

------------------------

(1) Based on the fair market value of the Company's Common Stock using the closing selling price on the American Stock Exchange of $0.69 per share of Common Stock at December 31, 2000, less the exercise price payable for such shares.

EMPLOYMENT AND SEVERANCE AGREEMENTS

    The Company typically has employment agreements with all its employees including the Named Executive Officers, which detail initial annual salary, stock options, benefits and severance agreements, if applicable. The Named Executive Officers' severance agreements range from six months to one year.

         REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

    The Compensation Committee of the Board of Directors advises the Chief Executive Officer and the Board of Directors on matters of the Company's compensation philosophy and the compensation of executive officers. The Compensation Committee also is responsible for the administration of the Company's Option Plans under which option grants may be made to executive officers and other employees. The Compensation Committee has reviewed and is in accord with the compensation paid to executive officers in fiscal year 2000.

    GENERAL COMPENSATION POLICY. The fundamental policy of the Compensation Committee is to provide the Company's executive officers with competitive compensation opportunities based upon their contribution to the development and financial success of the Company and their personal performance. It is the Compensation Committee's objective to have a portion of each executive officer's compensation contingent upon the Company's performance as well as upon such executive officer's own level of performance. Accordingly, the compensation package for each executive officer is comprised of two elements: (i) base salary which reflects individual performance and is designed primarily to be competitive with salary levels in the industry and (ii) long-term stock-based incentive awards which strengthen the mutuality of interests between the executive officers and the Company's stockholders.

    FACTORS. The principal factors which the Compensation Committee considered with respect to each executive officer's compensation package for fiscal year 2000 are summarized below. The Compensation Committee may, however, in its discretion apply entirely different factors in advising the Chief Executive Officer and the Board of Directors with respect to executive compensation for future years.

    BASE SALARY. The suggested base salary for each executive officer is determined on the basis of the following factors: experience, personal performance, the salary levels in effect for comparable positions within and without the industry and internal base salary comparability considerations. The weight given to each of these factors differs from individual to individual, as the Compensation Committee deems appropriate.

    From time to time, the Compensation Committee may advocate cash bonuses when such bonuses are deemed to be in the best interest of the Company.

    LONG-TERM INCENTIVE COMPENSATION. Long-term incentives are provided through grants of stock options. The grants are designed to align the interests of each executive officer with those of the stockholders and to provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the Company. Each option grant allows the individual to acquire shares of the Company's Common Stock at a fixed price per share (generally, the market price on the grant date) over a specified period of time (up to ten years). Each option generally becomes exercisable in installments over a four-year period, contingent upon the executive officer's continued employment with the Company. Accordingly, the option grant will provide a return to the executive officer only if the executive officer remains employed by the Company during the vesting period, and then only if the market price of the underlying shares appreciates.

    The number of shares subject to each option grant is set at a level intended to create a meaningful opportunity for stock ownership based on the executive officer's current position with the Company, the base salary associated with that position, the size of comparable awards made to individuals in similar positions within the industry, the individual's potential for increased responsibility and promotion over the option term and the individual's personal performance in recent periods. The Compensation Committee also considers the number of unvested options held by the executive officer in order to maintain an appropriate level of equity incentive for that individual. However, the Compensation Committee does not adhere to any specific guidelines as to the relative option holdings of the Company's executive officers.

    CEO COMPENSATION. In advising the Board of Directors with respect to the compensation payable to the Company's Chief Executive Officer, the Compensation Committee seeks to achieve two objectives: (i) establish a level of base salary competitive with that paid by companies within the industry which are of comparable size to the Company and by companies outside of the industry with which the Company competes for executive talent and (ii) to make a significant percentage of the total compensation package contingent upon the Company's performance and stock price appreciation.

    The base salary established for Mr. Rade on the basis of the foregoing criteria was intended to provide a level of stability and certainty each year. Accordingly, this element of compensation was not affected to any significant degree by Company performance factors. Mr. Rade also received a bonus for 2000 to bring him in line with 1999 compensation, and was eligible to receive (but did not receive) an additional performance-measured bonus. Upon his employment by the Company, Mr. Rade was granted 25,000 shares of restricted stock and two stock options. The first stock option for 300,000 shares shall vest in three equal annual installments, and the other stock option for 300,000 shares shall vest either upon the earlier to occur of the completion of seven years of service with the Company or the achievement of certain performance-measured milestones. The Company granted Mr. Rade 88,000 additional options due to antidilution provisions contained in the original stock option agreement related to certain stock issuances. 50% of these additional options vest in the manner of the first stock option and 50% vest in the manner of the other stock option.

    COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M).  As a result of
Section 162(m) of the Internal Revenue Code of 1986, as amended, which was enacted into law in 1993, the Company will not be allowed a federal income tax deduction for compensation paid to certain executive officers, to the extent that compensation exceeds $1 million per officer in any one year. This limitation will apply to all compensation paid to the covered executive officers, which is not considered to be performance based. Compensation that does qualify as performance-based compensation will not have to be taken into account for purposes of this limitation. The Option Plans contain certain provisions which are intended to assure that any compensation deemed paid in connection with the exercise of stock options granted under that plan with an exercise price equal to the market price of the option shares on the grant date will qualify as performance-based compensation.

    The Compensation Committee does not expect that the compensation to be paid to the Company's executive officers for the 2000 fiscal year will exceed the $1 million limit per officer. Because it is very unlikely that the cash compensation payable to any of the Company's executive officers in the foreseeable future will approach the $1 million limit, the Compensation Committee has decided at this time not to take any other action to limit or restructure the elements of cash compensation payable to the Company's executive officers. The Compensation Committee will reconsider this decision should the individual compensation of any executive officer ever approach the $1 million level.

                                          THE COMPENSATION COMMITTEE
                                          Robert Migliorino
                                          Edwin T. Brondo

April 25, 2001

            REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

    The Audit Committee reviews AXS-One's financial reporting process on behalf of the Board of Directors. In fulfilling its responsibilities, the Audit Committee has reviewed and discussed the audited consolidated financial statements contained in the 2000 Annual Report on SEC Form 10-K with AXS-One's management and the independent auditors. Management is responsible for the consolidated financial statements and the reporting process, including the system of internal controls. The independent auditors are responsible for expressing an opinion on the conformity of those audited consolidated financial statements with accounting principles generally accepted in the United States of America.

    The Audit Committee discussed with the independent auditors those matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended. In addition, the Audit Committee has discussed with the independent auditors the auditors' independence from AXS-One and its management, including the matters in the written disclosures and letter received from the independent auditors, as required by Independence Standards Board No. 1, Independence Discussions with Audit Committees.

    In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited consolidated financial statements be included in AXS-One's Annual Report on SEC Form 10-K for the year ended December 31, 2000, for filing with the Securities and Exchange Commission.

                                          THE AUDIT COMMITTEE

                                          William E. Vogel
                                          Daniel H. Burch
                                          Allan Weingarten

April 25, 2001

                               PERFORMANCE GRAPH

    Set forth below is a table comparing the annual percentage change in the Company's cumulative total stockholder return on its Common Stock from December 31, 1995 to the last day of the Company's last completed fiscal year (as measured by dividing (i) the sum of (A) the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and (B) the excess of the Company's share price at the end over the price at the beginning of the measurement period, by (ii) the share price at the beginning of the measurement period) with the cumulative total return so calculated of the Amex Market Value Index and a stock index comprised of companies in a line of business similar to the Company during the same period.

    COMPARISON OF 5 YEARS CUMULATIVE TOTAL RETURN(1) AMONG AXS-ONE INC., THE JP MORGAN H & Q COMPUTER SOFTWARE INDEX AND THE AMEX MARKET VALUE INDEX.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

Dollars

                                   DEC-95  DEC-96  DEC-97  DEC-98  DEC-99  DEC-00
AXS-ONE INC.                          100    8.33   13.19    5.21   19.44    3.82
AMEX MARKET VALUE                     100  101.59  127.06  136.38  174.22  179.02
JP MORGAN H & Q COMPUTER SOFTWARE     100  121.56  146.98  192.01  436.87  326.63

------------------------

(1) $100 invested on 12/31/95 in AXS-One Inc. Common Stock, JP Morgan H & Q Computer Software Index and the Amex Market Value Index, including reinvestment of dividends. Fiscal year ending December 31, 2000.

    Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, which might incorporate future filings made by the Company under those statutes, the preceding Compensation Committee Report on Executive Compensation, Audit Committee Report and the Company Stock Performance Graph will not be incorporated by reference into any of those prior filings, nor will either such report or graph be incorporated by reference into any future filings made by the Company under those statutes.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of April 6, 2001 by (i) each Director and nominee for Director, (ii) each of the Named Executive Officers, (iii) each person known by the Company to be the beneficial owner of more than 5% of the Company's Common Stock and (iv) all executive officers and Directors as a group. The information concerning beneficial owners of more than 5% of the Company's Common Stock is based on filings with the Securities and Exchange Commission on Schedules 13(D), 13(G) and on Forms 3, 4, and 5; and certain other information obtained by the Company.

                                    NUMBER OF SHARES OF COMMON STOCK
     NAME OF BENEFICIAL OWNER            BENEFICIALLY OWNED (1)        PERCENTAGE OF SHARES OUTSTANDING (1)
----------------------------------  --------------------------------   ------------------------------------
Elias Typaldos....................             3,246,424 (2)                          13.10%
John A, Rade......................               544,067 (3)                           2.20
Gennaro Vendome...................             1,579,247 (4)                           6.37
Robert Migliorino.................                85,680 (6)                              *
William Vogel.....................                67,000 (7)                              *
Edwin T. Brondo...................                76,000 (8)                              *
Daniel H. Burch...................                10,000 (9)                              *
Allan Weingarten..................                       --                               *
Michael R. Jorgensen..............              208,541 (10)                              *
William G. Levering III...........               25,000 (11)                              *
Andreas Typaldos..................            4,068,084 (12)                          16.41
London Merchant Securities PLC....             1,784,100 (5)                           7.20
Lion Investments Limited..........             1,784,100 (5)                           7.20
Westpool Investment Trust PLC.....             1,784,100 (5)                           7.20
All Current Directors and
  Executive Officers As a Group
  (13 persons)....................            5,800,709 (13)                          23.61%

------------------------

    *Represents beneficial ownership of less than one percent of the Common Stock outstanding.

(1) Applicable percentage of ownership as of April 6, 2001 is based upon 24,784,742 shares of Common Stock outstanding. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, and includes voting and investment power with respect to shares. Gives effect to the shares of Common Stock issuable within 60 days of April 6, 2001 upon exercise of all options and other rights beneficially owned by the indicated stockholders on that date.

(2) Includes (i) 327,521 shares owned by the Elias Typaldos Grantor Retained Annuity Trust dated October 13, 1994, (ii) 1,147,750 shares held by the Elias Typaldos Family Limited Partnership, (iii) 331,938 shares owned by the Judith Typaldos Grantor Retained Annuity Trust dated October 13, 1994 and
    (iv) 47,313 shares held by Judith Typaldos. Mr. Typaldos' business address is the Company's principal executive offices.

(3) Includes 458,667 shares of Common Stock which may be purchased within 60 days of April 6, 2001 upon the exercise of stock options granted on March 3, 1997. On March 3, 1997, Mr. Rade also received unvested stock option grants for 229,333 shares, which will vest upon the earlier to occur of the completion of seven years of service with the Company or the achievement of certain milestones as measured by the performance of and trading volume of the Company's Common Stock.

(4) Includes (i) 89,407 shares held by Carol Vendome, (ii) 149,062 shares held by the Vendome Grantor Retained Annuity Trust dated January 24, 1995,
    (iii) 151,297 shares held by the Carol Vendome Grantor Retained Annuity Trust dated January 24, 1995, (iv) 5,655 shares held by Carol Vendome as custodian for Laura Vendome, and (v) 109,095 shares held by the Vendome Family Limited Partnership. Mr. Vendome's business address is the Company's principal executive offices.

(5) This number represents the number of shares beneficially owned by London Merchant Securities PLC; Lion Investments Limited; Westpool Investment Trust PLC as a "group" under Section 13(d) of the Securities Exchange Act of 1934. The number includes 125,000 shares of Common Stock issuable upon exercise of warrants by Lion Investments Limited and 250,000 shares of Common Stock issuable upon exercise of warrants by Westpool Investment Trust PLC. Lion Investments Limited and Westpool Investment Trust PLC are investment companies wholly owned by London Merchant Securities PLC. Of the total number of shares beneficially owned, Lion Investments Limited has voting and dispositive power over 534,100 shares; Westpool Investment Trust PLC has voting and dispositive power over 1,250,000 shares and London Merchant Securities has shared voting and shared dispositive power over 1,784,100 shares. The address for London Merchant Securities PLC, Lion Investments Limited and Westpool Investment Trust PLC is Carlton House, 33 Robert Adam Street, London W1M 5AH England.

(6) Includes 44,250 shares of Common Stock which may be purchased within 60 days of April 6, 2001 upon exercise of stock options.

(7) Includes (i) 14,000 shares held by the William E. Vogel IRA and (ii) 46,500 shares of Common Stock which may be purchased within 60 days of April 6, 2001 upon exercise of stock options.

(8) Includes (i) 1,500 shares held by Pamela R. Brondo, Mr. Brondo's wife, as custodian for Edwin T. Brondo, Jr. UTMA/NY and (ii) 37,500 shares of Common Stock which may be purchased within 60 days of April 6, 2001 upon exercise of stock options.

(9) This number represents the number of shares of Common Stock which may be purchased by Mr. Burch within 60 days of April 6, 2001 upon the exercise of stock options.

(10) This number represents the number of shares of Common Stock which may be purchased by Mr. Jorgensen within 60 days of April 6, 2001 upon the exercise of stock options.

(11) This number represents the number of shares of Common Stock which may be purchased by Mr. Levering within 60 days of April 6, 2001 upon the exercise of stock options.

(12) Includes (i) 680,504 shares owned by the Andreas Typaldos GRAT dated September 29, 1993; (ii) 11,047 shares owned by Renee Typaldos,
    Mr. Typaldos' wife, (iii) 755,504 shares owned by the Renee Typaldos GRAT dated September 29, 1993,and (iv) 1,758,279 shares held by the Andreas Typaldos Family Limited Partnership. Mr. Typaldos' business address is eVantage solutions, Inc., 152 West 57th Street, New York, NY 10019.

(13) Includes 839,208 shares of Common Stock which may be purchased within 60 days of April 7, 2000 upon the exercise of stock options.

SECTION 16(A) BENEFICIAL OWNERSHIP COMPLIANCE

    Under the securities laws of the United States, the Company's Directors, Executive Officers, and any persons holding more than ten percent of the Company's Common Stock are required to report their ownership of the Company's Common Stock and any changes in that ownership to the Securities Exchange Commission, the American Stock Exchange and the Company. Specific due dates for these reports have been established and the Company is required to report in this Proxy Statement any failure to file by these dates during fiscal year 2000. Based solely on its review of such forms received by it from such persons for their fiscal year 2000 transactions, the Company believes that all filing requirements applicable to such officers, directors, and greater than ten percent beneficial owners were complied with, except that the following filings were not timely made but were filed in April 2001: Form 5 Annual Statements of Changes in Beneficial Ownership relating to stock options granted to Mr. Brondo in June 2000 and to Messrs. Jorgensen and Levering in November 2000.

                              CERTAIN TRANSACTIONS

    During the year ended December 31, 2000, the Company recorded as expense approximately $422,000 related to work performed by Mergence Technology Corporation on behalf of the Company, which sum includes royalties paid to Mergence in connection with the Company's licensing to its customers of certain software owned by Mergence. Mergence is the successor-in-interest to S-Cubed International's rights and obligations under certain contracts with the Company. Mr. Rade, who joined the Company as Chief Executive Officer and President in February 1997, founded S-Cubed International in February 1990 and currently beneficially owns 53% of the outstanding stock of Mergence. The Company believes that the amounts paid to Mergence are comparable to the amounts the Company would have otherwise paid for comparable services from an unaffiliated party.

    The Company entered into a Consulting Agreement dated September 29, 1997 with Andreas Typaldos, the Company's former chairman and principal stockholder. The Agreement provides for consulting services during the period of December 1, 1997 through November 30, 2000, in exchange for $300,000 for each of the first two years and $250,000 for the third year. The agreement was not renewed.

                                   PROPOSAL 2
             APPROVAL OF AN AMENDMENT TO THE 1998 STOCK OPTION PLAN

    The Company's stockholders are being asked to approve an amendment to the Company's 1998 Stock Option Plan (the "1998 Plan") which would increase the number of shares of Common Stock available for options issued under the 1998 Plan by 1,500,000 shares to a maximum of 3,000,000 shares.

    The Board of Directors adopted the amendment to the 1998 Plan in March 2001, subject to stockholder approval at the 2001 Annual Meeting. The Board believes that it is in the best interests of the Company to increase the share reserve so that the Company can continue to attract and retain the services of those persons essential to the Company's growth and financial success.

    The following is a summary of the principal features of the 1998 Plan. The summary, however, does not purport to be a complete description of all the provisions of the 1998 Plan. Any stockholder of the Company who wishes to obtain a copy of the actual plan document may do so upon written request to the Corporate Secretary at the Company's principal executive offices in Rutherford, New Jersey.

ADMINISTRATION

    The 1998 Plan is administered and interpreted by a committee of the Board of Directors (currently the Compensation Committee) consisting of two or more non-employee directors, each of whom is intended to be, to the extent required by Rule 16b-3 under the Securities Exchange Act of 1934 ("Rule 16b-3") and
Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), a non-employee director as defined in Rule 16b-3 and an outside director as defined under Section 162(m) of the Code (the "Committee"). If no Committee exists which has the authority to administer the 1998 Plan, the functions of the Committee will be exercised by the Board of Directors. Except with regard to non-employee directors, the Committee has the full authority and discretion, subject to the terms of the 1998 Plan, to grant awards under the 1998 Plan and to determine the persons to whom awards will be granted. With regard to grants to non-employee directors, the Board administers and interprets the 1998 Plan.

ELIGIBILITY

    All employees and consultants of the Company and its affiliates are eligible to receive grants of stock options and stock appreciation rights under the 1998 Plan. Non-employee directors of the Company automatically receive grants of stock options under the 1998 Plan and are eligible to receive discretionary grants of stock options under the 1998 Plan.

AVAILABLE SHARES

    A maximum of 3,000,000 shares (increased from 1,500,000 under this proposed amendment) of Common Stock may be subject to options issued, or used for stock appreciation right reference purposes, under the 1998 Plan. The fair market value of the Company's Common Stock (as determined under the 1998 Plan) was $0.65 per share on April 24, 2001.

    The maximum number of shares of Common Stock subject to options or stock appreciation rights which may be granted to any employee during any calendar year will not exceed 200,000 shares, except that, for the calendar year in which such individual commences his or her employment, the maximum grant will not exceed 400,000 shares. If a tandem stock appreciation right or a limited stock appreciation right is granted in tandem with a stock option, it will apply against the individual limits for both stock options and stock appreciation rights, but only once against the maximum number of shares available under the 1998 Plan. To the extent that shares of Common Stock for which options or stock appreciation rights are permitted to be granted to an employee during a calendar year of the Company are not covered by a grant during such calendar year, such shares of Common Stock will be available for grant or issuance to the employee in any subsequent calendar year during the term of the 1998 Plan.

    The Committee or the Board, as applicable, may make appropriate adjustments to the number of shares available for awards and the terms of outstanding awards to reflect any change in the Company's capital structure or business by reason of a stock dividend, extraordinary dividend, stock split, recapitalization, reorganization, merger, consolidation or sale of all or substantially all the assets of the Company (and certain other events).

TYPES OF AWARDS

    STOCK OPTIONS. The 1998 Plan authorizes the Committee to grant stock options to purchase shares of the Company's Common Stock to employees and consultants of the Company and its affiliates. Options granted to employees of the Company or any "subsidiary" or "parent" (within the meaning of Section 424 of the Code) may be in the form of incentive stock options ("ISOs") or non-qualified stock options. Options granted to non-employee directors of the Company, consultants of the Company and its affiliates and employees of affiliates that do not qualify as "subsidiaries" or "parents" may only be non-qualified stock options. The Committee determines the number of shares subject to each option, the term of each option (which may not exceed ten years (or five years in the case of an ISO granted to a ten percent stockholder)), the exercise price, the vesting schedule (if any), and the other material terms of the option. No option may have an exercise price less than the fair market value of the Common Stock at the time of grant (or, in the case of an ISO granted to a ten- percent stockholder, 110 percent of fair market value).

    Options granted to employees and consultants are exercisable at such time or times and subject to such terms and conditions as determined by the Committee at grant. All options granted to employees and consultants might be made exercisable in installments, and the Committee may accelerate the exercisability of such options. The exercise price of an option may be paid in cash, by a cashless exercise procedure through a broker or by such other methods approved by the Committee (which may include payment in shares of Common Stock owned for at least six months).

    STOCK APPRECIATION RIGHTS. The 1998 Plan authorizes the Committee to grant stock appreciation rights ("SARs") to employees and consultants, either with a stock option ("Tandem SARs") or independent of a stock option ("Non-Tandem SARs"). A SAR is a right to receive a payment either in cash or Common Stock, as the Committee may determine, equal in value to the excess of the fair market value of one share of Common Stock on the date of exercise over the reference price per share established in connection with the grant of the SAR. The reference price per share covered by a SAR is the per share exercise price of the related option in the case of a Tandem SAR and is the fair market value of the Common Stock on the date of grant in the case of a Non-Tandem SAR.

    A Tandem SAR may be granted at the time of the grant of the related stock option or, if the related stock option is a non-qualified stock option, at any time thereafter during the term of the related option. A Tandem SAR generally may be exercised only at such times and to the extent the related option is exercisable. A Tandem SAR is exercised by surrendering the same portion of the related option. A Tandem SAR expires upon the termination of the related option.

    A Non-Tandem SAR is exercisable as provided by the Committee and has such other terms and conditions as the Committee may determine. A Non-Tandem SAR may have a term no longer than ten years from its date of grant. A Non-Tandem SAR is subject to acceleration of vesting or immediate termination upon termination of employment in certain circumstances.

    The Committee is also authorized to grant "limited SARs" to employees and consultants, either as Tandem SARs or Non-Tandem SARs. Limited SARs become exercisable only upon the occurrence of a change in control of the Company or such other event as the Committee may, in its sole discretion, designate at the time of grant or thereafter.

    NON-EMPLOYEE DIRECTOR STOCK OPTIONS. Under the 1998 Plan, each new non-employee director of the Company receives an automatic grant of options to purchase 20,000 shares of Common Stock on the date he or she begins service as a non-employee director. In addition, each non-employee director receives an automatic grant of options to purchase 10,000 shares of Common Stock on the date of each annual meeting of stockholders, provided such individual has been a non-employee director for the previous twelve months. The Board may also decide to make discretionary grants of options to non-employee directors. The options have a ten-year term and an exercise price equal to the fair market value of the Common Stock at the time of grant. The automatic non-employee directors' stock options vest and become exercisable in four equal installments on each of the first four anniversaries of the date of grant; discretionary non-employee directors' stock options vest and become exercisable in accordance with the schedule set by the Board. Upon a change in control of the Company, all then unvested options will fully vest and become exercisable in their entirety. The exercise price may be paid in cash, by a cashless exercise procedure through a broker or by such other methods approved by the Board of Directors (which may include payment in shares of Common Stock owned for at least six months).

CHANGE IN CONTROL

    Upon a change in control of the Company (as defined in the 1998 Plan), all unvested options and Tandem and Non-Tandem SARs of employees and consultants will fully vest and become exercisable in their entirety, provided that, no acceleration of vesting and exercisability will occur with regard to options that the Committee determines in good faith prior to a change in control of the Company will be honored or assumed or new rights substituted therefor by a participant's employer immediately following the change in control of the Company.

AMENDMENT AND TERMINATION

    The 1998 Plan may be amended or terminated in its entirety by the Board of Directors or the Committee, provided that the rights granted to an individual prior to such amendment or termination may not be impaired without the consent of such individual. In addition, no such amendment, without stockholder approval to the extent such approval is required by the laws of the State of Delaware, Rule 16b-3, the rules of the American Stock Exchange or under Section 162(m) or 422 of the Code, may increase the aggregate number of shares of Common Stock that may be issued under the 1998 Plan, increase the maximum individual award limits for any calendar year, change the classification of employees and consultants eligible to receive awards, decrease the minimum exercise price of any option or SAR or extend the maximum option term under the 1998 Plan.

MISCELLANEOUS

    Subject to limited post-service exercise periods and vesting in certain instances, awards to participants under the 1998 Plan are generally forfeited upon any termination of employment, consultancy or directorship. Awards have such terms and terminate upon such conditions as may be contained in the individual awards. Although awards are generally nontransferable (except by will or the laws of descent and distribution), the Committee may determine at the time of grant or thereafter that a non-qualified option granted to an employee or consultant that is otherwise nontransferable may be transferable in whole or in part and in such circumstances, and under such conditions, as specified by the Committee.

U.S. FEDERAL INCOME TAX CONSEQUENCES

    The following discussion of the principal U.S. federal income tax consequences with respect to options under the 1998 Plan is based on statutory authority and judicial and administrative interpretations as of the date of this Proxy Statement, which are subject to change at any time (possibly with retroactive effect) and may vary in individual circumstances. Therefore, the following is designed to provide a general understanding of the federal income tax consequences (state, local and other tax consequences are not addressed below). This discussion is limited to the U.S. federal income tax consequences to individuals who are citizens or residents of the U.S., other than those individuals who are taxed on a residence basis in a foreign country.

    Under current federal income tax law and interpretation when an employee is granted a stock option that qualifies as an incentive stock option (ISO), the granting of such option to the employee is not a taxable event because there is no transfer of property to the employee. The employer that granted the option is not entitled to claim a trade or business expense deduction with respect to the ISO.

    When the employee exercises the qualified option (ISO), and holds the stock for a specified period (generally two years from the date that the ISO was granted and one year from the date that the option was exercised), the employer does not take any tax deduction with respect to the exercise of the option, nor does the employee recognize any income. The employer is however, allowed a deduction when the holding period is met and the underlying stock is sold and the employee recognizes income at the same time, generally at preferential capital gains rates.

    Certain events can disqualify the stock option from being considered incentive stock options. These events include, but are not limited to, a failure of the optionee to satisfy the holding period discussed above, limitations on the amount of the fair market value of the underlying stock exercised in a single year by an individual and alternative minimum tax consequences. These disqualifying events can alter the timing of the tax deduction by the employer and the recognition of income by the individual.

    The treatment of nonqualified options, with no ascertainable fair market value, is similar to that of disqualified ISO's. The taxable event generally occurs when the option is exercised. The optionee recognizes compensation income at that point, and the Company receives a corresponding deduction.

    In addition: (i) any officers and directors of the Company subject to
Section 16(b) of the Exchange Act may be subject to special tax rules regarding the income tax consequences concerning their options; (ii) any entitlement to a tax deduction on the part of the Company is subject to the applicable federal tax rules, including, without limitation, Section 162(m) of the Code regarding the $1 million annual limitation on deductible compensation; (iii) in the event that the exercisability of an award is accelerated because of a change in control of the Company, payments relating to the awards, either alone or together with certain other payments may constitute parachute payments under
Section 280G of the Code, which excess amounts may be subject to excise taxes and be nondeductible by the Company; and (iv) the exercise of an ISO may have implications in the computation of alternative minimum taxable income.

    In general, Section 162(m) of the Code denies a publicly held corporation a deduction for federal income tax purposes for compensation in excess of $1 million per taxable year per person to its chief executive officer and the four other officers whose compensation is disclosed in its proxy statement, subject to certain exceptions. Options and SARs will generally qualify under one of these exceptions if they are granted under a plan that states the maximum number of shares which may be granted to any employee during a specified period, the exercise price is not less than the fair market value of the Common Stock at the time of grant, and the plan under which the options and SARs are granted is approved by stockholders and is administered by a compensation committee comprised of outside directors. The 1998 Plan is intended to satisfy these requirements with respect to options and SARs granted to employees.

    The 1998 Plan is not subject to any of the requirements of the Employee Retirement Income Security Act of 1974, as amended and is not, nor is it intended to be, qualified under Section 401(a) of the Code.

                      OPTION TRANSACTIONS UNDER 1998 PLAN

                                                                NUMBER OF        WEIGHTED
                                                              OPTION SHARES      AVERAGE
                                                               GRANTED (1)    EXERCISE PRICE
                                                              -------------   --------------
John A. Rade................................................
  President, Chief Executive Officer and Director...........           --          $  --
Michael R. Jorgensen........................................
  Executive Vice President, North America                          50,000           1.88
Elias Typaldos..............................................
  Senior Vice President, Research and Development and
  Chairman of the Board of Directors                                   --             --
Gennaro Vendome.............................................
  Vice President and Director                                          --             --
Paul Abel...................................................
  Vice President, Secretary and General Counsel                    20,000           2.00
William G. Levering III.....................................
  Vice President, Chief Financial Officer and Treasurer            35,000           1.95
Nat Bosco...................................................
  Vice President and General Manager, AXSPoint Solutions               --             --
Dennis Piccininni...........................................
  President, Tivity                                                    --             --
Daniel H. Burch.............................................
  Director                                                         40,000           0.50
Robert Migliorino...........................................
  Director                                                          0,000           1.69
William E. Vogel............................................
  Director                                                         40,000           1.69
Edwin T. Brondo.............................................
  Director                                                         40,000           1.69
Allan Weingarten............................................
  Director                                                         40,000           1.38
All non-employee directors as a group (5 persons)...........      200,000           1.39
All current executive officers as a group (7 persons).......      105,000           1.93
All employees, including current officers who are not
  executive officers, as a group............................    1,414,775           3.14

------------------------
(1) Of the above options granted, 217,550 have been cancelled during the period ended April 6, 2001. Additional options may have been granted to the foregoing individuals under the Company's 1995 Stock Option Plan (which is not being amended at the Annual Meeting).

    The affirmative vote of a majority of the shares of the Company's outstanding Common Stock present or represented, and entitled to vote, at the Annual Meeting is required to approve this amendment to the 1998 Plan.

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPROVAL OF THIS AMENDMENT TO THE 1998 PLAN.

                         INDEPENDENT PUBLIC ACCOUNTANTS

    The Board of Directors has appointed KPMG LLP to serve as the Company's independent public accountant for fiscal year 2001. KPMG LLP served as the Company's independent public accountant and auditor during fiscal year 2000.

AUDIT FEES

    The aggregate fees billed by KPMG LLP for professional services rendered for the audit of the Company's annual consolidated financial statements for the year ended December 31, 2000, and the reviews of the consolidated financial information included in the Company's Forms 10-Q for fiscal 2000, was $350,000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

    There were no fees billed in 2000 by KPMG LLP for professional services related to financial information systems design and implementation.

ALL OTHER FEES

    The aggregate fees billed by KPMG LLP for services other than services noted above were approximately $27,000 for the year ended December 31, 2000. The Audit Committee has considered whether, and concluded that, the provision of these services is compatible with maintaining KPMG LLP's independence.

    A member of KPMG LLP is expected to be in attendance at the Annual Meeting with the opportunity to make a statement and respond to questions.

                             STOCKHOLDER PROPOSALS

    In accordance with regulations issued by the Securities and Exchange Commission, stockholder proposals intended for presentation at the 2002 Annual Meeting of Stockholders must be received by the Secretary of the Company no later than January 1, 2002, if such proposals are to be considered for inclusion in the Company's proxy statement. In addition, if a stockholder does not advise the Company by March 31, 2002, that the stockholder intends to submit a proposal to the Company's stockholders that will not be included in the Company's proxy statement, the proxies named in the Company's form of proxy may exercise their discretionary authority in voting on the stockholder's proposal.

                                 OTHER MATTERS

    Management knows of no matters that are to be presented for action at the meeting other than those set forth above. If any other matters properly come before the meeting, the persons named in the enclosed form of proxy will vote the shares represented by proxies in accordance with their best judgment on such matters.

    Proxies will be solicited by mail and may also be solicited in person or by telephone by some regular employees of the Company. The Company may also consider the engagement of a proxy solicitation firm. Costs of the solicitation will be borne by the Company.

                                          By Order of the Board of Directors,
                                          /s/ John A. Rade

                                          John A. Rade
                                          President and Chief Executive Officer

Rutherford, New Jersey
April 25, 2001

                                  AXS-ONE INC.
            CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

I. PURPOSE

    The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing: the financial reports and other financial information provided by the Corporation to any government body or the public; the Corporation's systems of internal controls regarding finance and accounting, and compliance with applicable laws and regulations relating thereto; and the Corporation's auditing, accounting and financial reporting processes generally. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Corporation's policies, procedures and practices at all levels. The Audit Committee's primary duties and responsibilities are to:

    Serve as an independent and objective party to monitor the Corporation's financial reporting process and internal control system.

    Review and appraise the audit efforts of the Corporation's independent accountants, which accountants are ultimately accountable to the Board of the Directors and the Committee as representatives of the stockholders of the Corporation, and, as a result of such review and appraisal, recommend to the Board the selection, and, when appropriate, replacement, of such accountants.

    Actively engage in a dialog with the independent accountants with respect to any relationships with, or services to, the Corporation, disclosed by such accountants, which may impact the objectivity and independence of such accountants, and take (or recommend that the Board of Directors take) appropriate action to oversee the independence of such accountants.

    Provide an open avenue of communication among the independent accountants, financial and senior management and the Board of Directors.

    The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent accountants as well as anyone in the Corporation. The Audit Committee has the ability to retain, at the Corporation's expense, special legal, accounting or other consultants or experts it deems necessary in the performance of its duties.

    The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter.

II. COMPOSITION

    The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors, as "independence" is defined by applicable law and regulations (including regulations of the national securities exchange or other market on which the Common Stock of the Corporation is traded). All members of the Committee shall be able to read and understand fundamental financial statements (e.g., balance sheet, income statement and cash flow statement), and at least one member of the Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background which results in such member's financial sophistication (e.g., being a CEO, CFO or other senior officer with financial oversight responsibilities). Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Corporation or an outside consultant.

    The members of the Committee shall be elected by the Board at each annual organizational meeting of the Board or until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

III. MEETINGS

    The Committee shall meet at least once per quarter, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee should meet separately, at least annually, with the CEO and CFO of the Corporation and the independent accountants to discuss any matters that the Committee or either of these groups believe should be discussed privately.

IV. RESPONSIBILITIES AND DUTIES

    To fulfill its responsibilities and duties, the Audit Committee shall:

DOCUMENTS/REPORTS REVIEW

1. Review this Charter periodically, at least annually, as conditions dictate, and submit any proposed revisions hereto to the Board for approval.

2. Review, prior to filing or distribution, the Corporation's annual and quarterly financial statements and any reports or other financial information submitted to any government body or the public, including any certification, report, opinion, or review rendered by the independent accountants.

3.  Review internal reports prepared by the internal accounting department.

INDEPENDENT ACCOUNTANTS

4. Recommend to the Board of Directors the selection of the independent accountants, considering independence and effectiveness, and approve the fees and other compensation to be paid to the independent accountants. On an annual basis, the Committee should review and discuss with the accountants all significant relationships the accountants have with the Corporation to determine the accountants' independence, including the Committee's receipt, and evaluation, of the formal written statement of such relationships consistent with Independence Standards Board Standard No. 1.

5. Review the performance of the independent accountants and recommend to the Board of Directors any proposed discharge of the independent accountants when circumstances warrant.

6. Periodically consult with the independent accountants out of the presence of management about internal controls and the completeness and accuracy of the organization's financial statements.

7. Prior to commencement of the annual audit, review with the independent accountants their audit plan. Upon completion of the annual audit, and prior to release of year-end operating results, discuss the results of the audit with the independent accountants.

FINANCIAL REPORTING PROCESSES

8. In consultation with the independent accountants and the CEO and CFO, review the integrity of the organization's financial reporting processes, both internal and external.

9. Consider the independent accountants' judgments about the quality and appropriateness of the Corporation's accounting principles and practices as applied in its financial reporting. Discuss with the independent accountants any required items to be communicated in accordance with SAS 61, and significant financial risk exposures and the steps management has taken to monitor, control and report such exposures.

10. Consider and approve, if appropriate, changes to the Corporation's accounting principles and practices as suggested by the independent accountants or management.

PROCESS IMPROVEMENT

11. Establish regular and separate systems of reporting to the Audit Committee by each of management and the independent accountants regarding any significant judgments made in the course of management's preparation of the financial statements and the view of each as to appropriateness of such judgments.

12. Following completion of the annual audit, review separately with each of management and the independent accountants any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

13. Review any significant disagreement between management and the independent accountants in connection with the preparation of the financial statements.

14. Review with the independent accountants and management suggested changes or improvements in financial or accounting practices, and monitor the implementation by management of such changes and improvements which have been approved by the Audit Committee.

LEGAL COMPLIANCE

15. Review with management whether the Corporation's internal accounting procedure and controls provide reasonable assurance that the Corporation's financial statements, reports and other financial information disseminated to governmental organizations and the public satisfy applicable legal and other requirements.

16. Review, with the Corporation's legal counsel, legal matters (including inquiries received from regulators or governmental agencies) that are brought to the Committee's attention that could have a significant impact on the Corporation's financial statements.

OTHER RESPONSIBILITIES

17. Annually prepare a report to stockholders, as required by applicable law or regulation, for inclusion in the Corporation's annual proxy statement or other filings.

18. Maintain minutes of its meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

                                 (Form of Proxy)
                                  AXS-ONE INC.
           PROXY FOR ANNUAL MEETING OF STOCKHOLDERS - June 13, 2001
      (THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY)

The undersigned stockholder of AXS-One Inc. hereby appoints John A. Rade, President and Chief Executive Officer and William G. Levering III, Vice President, Chief Financial Officer and Treasurer and each of them, with full power of substitution, proxies to vote the shares of stock which the undersigned could vote if personally present at the Annual Meeting of Stockholders of AXS-One Inc. to be held the Renaissance Meadowlands Hotel, 801 Rutherford Avenue, Rutherford, NJ 07070, telephone number (201) 231-3100 on June 13, 2001, at 10:00 A.M. or any adjournment thereof.

1. ELECTION OF DIRECTORS (for terms as described in the Proxy Statement)

   FOR all nominees below                     WITHHOLD AUTHORITY

   [_] (except as marked to the contrary)     [_] to vote for all nominees below

   (1) Elias Typaldos; (2) John A. Rade; (3) Gennaro Vendome; (4) Daniel H. Burch; (5) Robert Migliorino; (6) William E. Vogel; (7) Edwin T. Brondo; and
   (8) Allan Weingarten

   INSTRUCTION: To withhold authority to vote for an individual nominee, write the nominee's name in the space provided below.


2. APPROVAL OF AMENDMENT TO 1998 STOCK OPTION PLAN increasing the number of shares subject to options granted under the Plan by 1,500,000 shares, for a total of 3,000,000 SHARES, as described in the Proxy Statement.

      FOR             AGAINST          ABSTAIN WITH RESPECT TO

      [_]             [_]              [_]


3. IN THEIR DISCRETION UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

   UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE PERSONS NOMINATED BY THE BOARD OF DIRECTORS AS DIRECTORS AND FOR PROPOSAL 2.

   NOTE: Please date and sign exactly as your name appears on the envelope in which this material was mailed. If shares are held jointly, each stockholder should sign. Executors, administrators, trustees, etc. should use full title and, if more than one, all should sign. If the stockholder is a corporation, please sign full corporate name by an authorized officer. If the stockholder is a partnership, please sign full partnership name by an authorized person.


                              ---------------------------------------------


                              ---------------------------------------------
                                       Signature(s) of Stockholder


                              Dated:_______________________